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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into on this 8th day of October, 2004, effective as of the date set forth in paragraph
2.1 below, and is by and between Terremark Worldwide, Inc., a Delaware corporation (the "Company"), and Fern S. Watts (hereinafter called the "Executive").

                                    RECITALS

         A. The Executive possesses knowledge and skills which the Company believes will be of substantial benefit to its operations and success, and the Company desires to employ the Executive on the terms and conditions set forth below, on its behalf or on behalf of one or more of its subsidiaries or affiliates.

         B. The Executive is willing to make his services available to the Company and its subsidiaries and affiliates on the terms and conditions set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. Employment.

                  1.1 Employment and Term. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

                  1.2 Duties of Executive. During the Term of Employment under this Agreement, the Executive shall serve as the CHIEF LEGAL OFFICER for the Company, shall diligently perform all services as may be assigned to her by the Board (provided that, such services shall not materially differ from the services currently provided by the Executive), and shall exercise such power and authority as may from time to time be delegated to her by the Board. The Executive shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities to the Company in accordance with this Agreement.

         2. Term.

                  2.1 Commencement of Employment. The employment of the Executive under this Agreement shall commence on October 18, 2004 (the "Commencement Date").

                  2.2 Termination of Employment. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment". The Executive's employment hereunder, and the Term of Employment, shall continue until terminated upon notice by either the Company or the Executive in accordance with Section 5, below.

         3. Compensation.

                  3.1 Base Salary. The Executive shall receive a base salary at the annual rate of $250,000 (the "Base Salary") during the Term of Employment, which such Base Salary shall be payable in installments consistent with the


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Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the sole discretion of the Board, be increased at any time or from time to time.

                  3.2 Bonuses. During the Term of Employment, the Executive shall be eligible to receive bonuses in such amounts and at such times as the Board shall determine in its sold discretion.

         4. Expense Reimbursement and Other Benefits.

                  4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 Compensation/Benefit Programs. During the term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executives, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

                  4.3 Working Facilities. During the Term of Employment, the Company shall furnish the Executive with an office, administrative assistance and such other facilities and services suitable to his/her position and adequate for the performance of his/her duties hereunder.

                  4.4 Stock Options. Effective on the Commencement Date, the Executive shall be granted options (the "Initial Stock Options") under (and subject to all terms and conditions of) the Company's 2000 Stock Option Plan, as amended, to purchase 200,000 shares of the Company's common stock (the "Common Stock") at an exercise price equal to the Fair Market Value (as defined in the Company's 2000 Stock Option Plan) of the Common Stock on the date of grant, vesting over a period of three years in annual installments of 33-1/3% per year commencing on the Commencement Date. In addition, during the Term of Employment, the Executive shall be eligible to be granted additional options (the "Additional Stock Options" and, together with the Initial Stock Options, the "Stock Options") to purchase Common Stock under (and therefore subject to all terms and conditions of) the Company's 2000 Stock Option Plan, as amended, and any successor plan thereto (the "Stock Option Plan") and all rules of regulation of the Securities and Exchange Commission applicable to stock option plans then in effect. The number of Additional Stock Options and terms and conditions of the Additional Stock Options shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its sole discretion and pursuant to the Stock Option Plan.

                  4.5 Other Benefits. The Executive shall be entitled to three weeks of vacation each calendar year during the Term of Employment, (subject to the general eligibility provisions set forth in Company's personnel policy), to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Any vacation time not taken by Executive during any calendar year may not be carried forward into any succeeding calendar year, except in accordance with general Company policy in effect from time to time. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.


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         5. Termination.

                  5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under, this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder, (iii) conviction of a felony or any other crime which involves dishonesty or a breach of trust, (iv) gross negligence in connection with the performance of the Executive's duties hereunder, which is not cured within fifteen (15) days after receipt by the Executive of written notice of same.(v) insubordination or other refusal to adhere to Company policy or the instructions of a superior, or (vi) negligence by commission or omission that results in injury or damage to the Company.

Any termination for Cause shall be made in writing to the Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Executive shall have the right to address the Company's Board of Directors regarding the acts set forth in the notice of termination. Upon any termination pursuant to this Section 5.1, the Company shall only be obligated to pay to the Executive his Base Salary to the date of termination. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                  5.2 Disability. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall become entitled to benefits under the Company's group disability policy or any individual disability policy then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 90 days in any 12-month period. The Company shall have sole discretion based upon competent medical advice to determine whether the Executive continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall
(i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive a severance payment equal to one month of the Executive's Base Salary at the time of the termination of the Executive's employment with the Company. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

                  5.3 Death. Upon the death of the Executive during the Term of Employment, the Company shall pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

                  5.4 Termination Without Cause. At any time the Company shall have the right to terminate the Term of Employment by written notice to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, 5.5 or 5.6), the Company shall
(i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) continue to pay the Executive's Base Salary for a period (the "Continuation Period") of six (6) months from the effective date of termination hereunder, (iii) continue to provide the Executive with the benefits he/she was receiving under Sections 4.2 and 4.4 hereof (the "Benefits") through the end of the Continuation Period in the manner and at such times as the Incentive Compensation or Benefits otherwise would have been payable or provided to the Executive. In the event that the Company is unable to


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provide the Executive with any Benefits required hereunder by reason of the termination of the Executive's employment pursuant to this Section 5.4, then the Company shall pay the Executive cash equal to the value of the Benefit that otherwise would have accrued for the Executive's benefit under the plan, for the period during which such Benefits could not be provided under the plans. The Company's good faith determination of the amount that would have been contributed or the value of any Benefits that would have accrued under any plan shall be binding and conclusive on the Executive. For this purpose, the Company may use as the value of any Benefit the cost to the Company of providing that Benefit to the Executive. Further, the vesting of the Executive's Stock Options, if any, shall be subject to the terms of the Stock Option Plan. The Company shall have no further liability hereunder (other than for (x) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (y) payment of compensation for unused vacation days accumulated in accordance with the Company's then general policy).

                  5.5 Termination by Executive.

                           (a) The Executive shall at all times have the right,
upon sixty (60) days written notice to the Company, to terminate the Term of Employment.

                           (b) Upon termination of the Term of Employment
pursuant to this Section 5.5 (that is not a termination under Section 5.6) by the Executive without Good Reason, the Company shall pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1). At the Company's sole option, upon receipt of notice from the Executive pursuant to this Section, the Company may immediately terminate the Term of Employment, in which case, in addition to the covenants set forth above, the Company shall pay the Executive 60 days of Base Salary.

                           (c) Upon termination of the Term of Employment
pursuant to this Section 5.5 (that is not a termination under Section 5.6) by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under
Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder.

                           (d) For purposes of this Agreement, "Good Reason"
shall mean (i) the assignment to the Executive of any duties or responsibilities inconsistent in any respect with the Executive's position or a similar position in the Company or one of its subsidiaries, as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a substantial and compelling diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location outside of the area for which Executive was originally hired to work except for travel reasonably required in the performance of the Executive's responsibilities. For purposes of this Section 5.5(d), any good faith determination of "Good Reason" made by the Board shall be conclusive.

                  5.6 Change in Control of the Company.

                           (a) In the event that (i) a Change in Control (as
defined in paragraph (b) of this Section 5.6) in the Company shall occur during the Term of Employment, and (ii) within one year after the date of the Change in Control, either (x) the Term of Employment is terminated by the Company without Cause, pursuant to Section 5.4 hereof or (y) the Executive terminates the Term of Employment for Good Reason, the Company shall (1) pay to the Executive any unpaid Base Salary through the effective date of termination, (2) pay to the


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Executive as a single lump sum payment, within 30 days of the termination of his employment hereunder, a lump sum payment equal to the sum of (x) two times the sum of Executive's annual Base Salary, Incentive Compensation, and the value of the annual fringe benefits (based upon their cost to the Company) required to be provided to the Executive under Sections 4.2 and 4.4 hereof, for the year immediately preceding the year in which his employment terminates, plus (y) the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under those plans by reason of the termination of his employment hereunder. The Company shall have no further liability hereunder (other than for (1) reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and (2) payment of compensation for unused vacation days that have accumulated during the calendar year in which such termination occurs).

                           (b) For purposes of this Agreement, the term "Change
in Control" shall mean:

                                    (i) Approval by the shareholders of the
Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidation company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                                    (ii) the acquisition (other than the
Company) by any person or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 30% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries.

                                    (iii) The resignation of Manuel D. Medina as
both Chairman and CEO of the Company, his death, or his absence from the day to day business affairs of the Company for more than 90 consecutive days due to disability or incapacity.

                  5.7 Resignation. Upon any notice or termination of employment pursuant to this Article 5, the Executive shall automatically and without further action be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

                  5.8. Survival. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

        6. Restrictive Covenants

                  6.1 Non-competition. At all times while the Executive is employed by the Company and for a one year period after the termination of the Executive's employment with the Company for any reason (other than by the Company without Cause (as defined in Section 5.1 hereof) or by the Executive for Good Reason (as defined in Section 5.5(d) hereof)), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (based on the business in which the Company was engaged or was actively planning on being engaged as of the date of termination of the Employee's employment and in the geographic areas in which the Company operated or was actively planning on


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operating as of date of termination of the Employee's employment); provided that such provision shall not apply to the executive's ownership of: Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

                  6.2 Nondisclosure. The Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

                  6.3 Nonsolicitation of Employees and Clients. At all times while the Executive is employed by the Company and for a two (2) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for herself or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of Executive's duties under this Agreement.

                  6.4 Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full proper effect to such assignment.



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                  6.5 Books and Records. All books, records, and accounts
relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                  6.6 Definition of Company. Solely for purposes of this Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  6.7 Acknowledgment by Executive. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interest of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that this full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause her any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to her or otherwise to obtain income required for the comfortable support of her and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                  6.8 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  6.9 Extension of Time. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this
Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this
Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  6.10 Survival. The provisions of this Article 6 shall survive the termination of this Agreement, as applicable.

         7. Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in
Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.


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         8. Assignment. Neither party shall have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         10. Section 162(m) Limits. Notwithstanding any other provision of this Agreement to the contrary, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct for that year under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Company under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in Section 1274(d) of the Code. The limitation set forth under this
Section 10 shall not apply with respect to any amounts payable to the Executive pursuant to Article 5 hereof.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

         12. Notices: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Terremark Worldwide, Inc., 2601 S. Bayshore Drive, 9th Floor, Miami, Florida 33133, Attn: Jose Segrera, Executive Vice-President and Chief Financial Officer, and (ii) if to the Executive, to her address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

         13. Benefits: Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         14. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

         15. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         16. Damages. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages


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sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

         17. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         18. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         19. Indemnification. The indemnification obligations of the Company to Executive shall be in accordance with the Company's standard indemnity agreement.

         20. Attorneys' Fees. In the event of any litigation arising out of or in any way related to this Agreement, the prevailing party shall be entitled to an award of reasonable attorneys' fees and costs incurred in connection therewith.

         21. Controlling Agreement. This Agreement shall supercede, replace and be considered a novation of any prior agreements, contracts, offer letters, oral promises and the like regarding compensation, employment, benefits or any other subject addressed herein.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    COMPANY:

                                    TERREMARK WORLDWIDE, INC.

                                    By: /s/ Jose Segrera
                                       --------------------------------------
                                    Name: Jose Segrera
                                         ------------------------------------
                                    Title: Chief Financial Officer
                                           ----------------------------------


                                    EXECUTIVE:

                                    By: /s/ Fern Watts
                                       --------------------------------------
                                       Name: Fern Watts


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